HALLIBURTON COMPANY
                                    BY-LAWS
                                   AS AMENDED
                           EFFECTIVE OCTOBER 1, 1995


                                    Offices

     1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the agent in charge thereof shall be The Corporation Trust Company of America, and the Corporation shall also have offices in the Cities of Dallas and Houston, State of Texas, in the City of Duncan, State of Oklahoma, and at such other places as the Board of Directors may, from time to time, appoint.


                                      Seal

     2. The corporate seal shall have inscribed thereon around the margin the words "Halliburton Company" and "Delaware" and across the center thereof the words "Corporate Seal".


                             Stockholders' Meetings

     3. All meetings of the stockholders for the election of Directors shall be held in the City of Dallas, State of Texas, at such place as may be fixed from time to time by the Board of Directors or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place within or without the State of Delaware, as shall be stated in the notice of the meeting.
     4. Annual meetings of the stockholders shall be held on the third Tuesday in the month of May each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 9:00 a.m., or at such other date and time as shall be designated, from time to time, by the Board of Directors

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and  stated in the  notice of  meeting,  at which  time  they  shall  elect by a plurality vote a Board of Directors, in the manner provided for in the Certificate of Incorporation, and transact such other business as may be brought before the meeting.
     5. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

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     Notwithstanding  anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 5; provided, however, that nothing in this Section 5 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.
     The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     6. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i)

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the name, age,  business address and residence  address of the person,  (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14a under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice (i) the name and record address of stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.
     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     7. The holders of a majority of the voting stock issued and outstanding, present in person, or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business.
     8. At each meeting, every stockholder shall be entitled to vote in person or by proxy and shall have one (1) vote for each share of voting stock registered in his name on the stock books except as provided in Section 13 hereof.

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     9. Written  notices of the annual meeting shall be mailed not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting directed to his address as it appears on the records of the Corporation.
     10. A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared and shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     11. Special meetings of the stockholders may be called by the Chairman of the Board (if any), by the President, by the Board of Directors, or by stockholders owning a majority in the amount of the entire stock of the Corporation with voting privileges issued and outstanding.
     12. Written notice of a special meeting of stockholders shall be mailed not less than ten (10) nor more than fifty (50) days before the date of the meeting to each stockholder entitled to vote at such meeting directed to his address as it appears on the records of the Corporation.
     13. Cumulative voting shall not be allowed. Each stockholder shall be entitled, at all elections of Directors of the Corporation, to as many votes as shall equal the number of shares of stock held and owned by him and entitled to vote at such meeting under Article NINTH of the Certificate of Incorporation, as amended, for as many Directors as there are to be elected, unless such right to

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vote in such manner is limited or denied by other  provisions of the Certificate of Incorporation.
     Vacancies caused by the death or resignation of any Director and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of at least a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual meeting of the stockholders.


                                   Directors

     14. The property and business of the Corporation shall be managed by its Board of Directors. The number of Directors which shall constitute the whole Board shall not be less than eight (8) nor more than twenty (20). Within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Each Director shall be elected to serve for the term of one (1) year and until his successor shall be elected and shall qualify.
     15. The Directors shall hold their meetings in Dallas, Texas, and at such other places as they may designate, and may keep the books of the Corporation outside of Delaware, in the City of Duncan, Oklahoma, in the City of Dallas, Texas, or at such other places as they may, from time to time, determine.
     16. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are permitted by the Certificate of Incorporation and not by statute required to be exercised or done by the stockholders.
     17. Each member of the Board shall be paid such fee as the Board of Directors may, from time to time, by resolution determine.

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                             Meetings of the Board

     18. Immediately after each annual stockholders' meeting, the newly elected Board shall meet and for the ensuing year elect such officers with such titles and duties as may be necessary to enable the Corporation to sign instruments and stock certificates which comply with Sections 103(a)(2) and 158 of Chapter 1, General Corporation Laws of the State of Delaware, and may elect such other officers as may be specified in these By-laws or as may be determined by the Board and shall attend to such other business as may come before the Board.
     19. Regular meetings of the Board may be held without notice at such time and place as shall be determined by the Board.
     20. At all meetings of the Board, a majority of Directors shall be necessary to constitute a quorum.
     21. Special meetings of the Board may be called by the Chairman of the Board (if any) or the President upon one (1) day's notice to each Director either personally or in the manner permitted by Section 34 hereof. Special meetings shall be called by the Chairman of the Board (if any), the President or Secretary in like manner and on like notice on the written request of two (2) Directors.


                                    Officers

     22. The officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary, a Treasurer, a Controller, one or more Assistant Secretaries and, if the Board of Directors so elects, a Chairman of the Board. Such officers shall be elected or appointed by the Board of Directors. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as

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may be  provided in these  By-laws,  or, to the extent not  provided,  as may be prescribed by the Board of Directors or by the President acting under authority delegated to him by the Board.
     23. The Chairman of the Board (if any) and the President shall be members of the Board. The other officers need not be members of the Board. Any two (2) or more offices may be held by the same person.
     24. The Board may elect or appoint such other officers and agents as it may deem necessary, who shall have such authority and shall perform such duties as shall be prescribed by the Board.
     25. The officers of the Corporation shall hold office for one (1) year from date of their election and until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the whole Board.


                                   Vacancies

     26. If any office of the Corporation is vacant for any reason, the Board of Directors may choose a successor, who shall hold office for the unexpired term, or the powers or duties of any such office may be delegated as the Board may determine.


                      Duties of Officers May Be Delegated

     27. In case of the absence, inability or refusal to act of any officer, the Board may delegate the powers or duties of such officer to any other officer, for the time being.



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                              Certificate of Stock


     28. The Board of Directors may make such rules and regulations as it may deem expedient for the issuance, transfer and registration of certificates for shares of stock of the Corporation, including the appointment of transfer agents and registrars.
     Such certificates shall be numbered and entered on the books of the Corporation as they are issued, and shall set forth the holder's name and number of shares and shall be impressed with the corporate seal or bear a facsimile thereof, and shall be signed by the Chairman of the Board (if any), the President or any Vice President and the Secretary or Assistant Secretary of the Corporation and countersigned by an independent transfer agent and registered by an independent registrar. Any or all of the signatures may be facsimiles unless the regulations of the New York Stock Exchange then in effect shall require to the contrary. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


                               Transfer of Stock

     29. Transfer of stock shall be made on the books of the Corporation only upon written order of the person named in the certificate or his attorney, lawfully constituted in writing and upon surrender of such certificate.
     30. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or

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allotment  of any rights,  or entitled to exercise  any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
     31. All checks, unless otherwise directed by the Board, shall be signed by the Treasurer or Assistant Treasurer and countersigned by the Chairman of the Board (if any), President, any Vice President or the Controller. The Treasurer or Assistant Treasurer, Chairman of the Board (if any), President, any Vice President, the Controller, or any one of them, may appoint such officers or employees of the Corporation as the one or ones so making the appointment shall deem advisable to audit and approve Corporation vouchers and checks and to sign such checks with an approved mechanical check-signer. Any officer or employee so designated to audit, approve or sign checks shall execute a bond to the Corporation in such amount as the Directors, from time to time, may designate, and with sureties satisfactory to the Directors. All notes, debentures and bonds, unless otherwise directed by the Board, or unless otherwise required by law, shall be signed by the Treasurer or Assistant Treasurer and countersigned by the Chairman of the Board (if any), President or any Vice President.


                                   Dividends

     32. Dividends upon the capital stock, when earned, may be declared by the Board at any regular or special meeting.

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     33.  Before  payment of any  dividend,  there shall be set aside out of the surplus or net profits of the Corporation such sum or sums as the Directors, from time to time, think proper as a reserve fund to meet contingencies, or for such other purposes as the Directors shall think conducive to the interest of the Corporation.
     34. Whenever, under the provisions of these By-laws, notice is required to be given it shall not be construed to mean personal notice, but such notice may be given in writing by mail, addressed to such stockholder, officer or Director, at such address as appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given by prepaid telegram, telex or facsimile transmission, which notice shall be deemed to have been given when sent or transmitted.
     35. Any stockholder, Director or officer may waive any notice required to be given under these By-laws.
     36. These By-laws may be altered or repealed at any regular meeting of the stockholders, or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of the majority of the stockholders entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of the majority of the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board, if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change in these By-laws setting the time or place of the meeting for the election of Directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and that in case of any change in such time or place, notice thereof shall

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be given to each  stockholder  in person or by letter  mailed to his last  known post office address at least twenty (20) days before the meeting is held.


                      Provisions for National Emergencies

     37. During periods of emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, the following provisions shall apply notwithstanding any different provisions elsewhere contained in these By-laws:
          (a) Whenever, during such emergency and as a result thereof, a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, a meeting of such Board or committee thereof may be called by any officer or Director by a notice of the time and place given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or radio. The Director or Directors in attendance at the meeting shall constitute a quorum; provided, however, that the officers or other persons present who have been designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank, and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed Directors for such meeting.


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          (b) The  Board,  either  before  or  during  any such  emergency,  may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
          (c) The Board either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.
          (d) No officer, Director or employee acting in accordance with this article shall be liable except for willful misconduct.
          (e) To the extent not inconsistent with this article, all other articles of these By-laws shall remain in effect during any emergency described in this article and upon its termination the provisions of this article covering the duration of such emergency shall cease to be operative.


                       Divisions and Divisional Officers

                           Groups and Group Officers

     38. (a) Divisions of the Corporation may be formed, and existing divisions dissolved, by resolution of the Board of Directors of the Corporation or through designation in writing by the President.
     The President of the Corporation, or his delegate, shall supervise the management and operations of its divisions and shall have the authority to appoint the officers thereof and the power to remove them and to fill any vacancies.

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     To the extent not  inconsistent  with these  By-laws or a resolution of the
Board of Directors of the Corporation, the officers of each division shall perform such duties and have such authority with respect to the business and affairs of that division as may be granted, from time to time, by the President of the Corporation, or his delegate. With respect to the affairs of such division and in the regular course of business of such division, officers of each division may sign contracts and other documents in the name of the division, where so authorized; provided, however, that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Corporation, nor to bind the Corporation, except as to the normal and usual business and affairs of the division of which he is an officer. A divisional officer, unless specifically elected to one of the designated offices of the Corporation, shall not be construed as an officer of the Corporation.
          (b) To facilitate the attainment of certain goals and objectives by various divisions and subsidiaries of the Corporation engaged in common pursuits or in activities within the same or similar areas of business activity, a group or groups of such subsidiaries and divisions may be formed by resolution of the Board of Directors of the Corporation or through designation in writing by the President of the Corporation, or his delegate.
     The activities of any such group shall be administered and coordinated by the officers of the group and, if desired by the President of the Corporation, or his delegate, by an operating committee. In such event, the number of members of such operating committee shall be determined by the President of the Corporation, or his delegate, who shall appoint the members thereof and have the power to remove them and substitute other members. The duties of any such operating committee shall be to aid in the administration and coordination of

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group  activities  and to consult  with and advise the  officers of the group in achieving goals and objectives of such group.
     Officers of a group established pursuant to the provisions hereof may include a chairman, a president, one or more vice presidents, a treasurer, a secretary and such other officers as may facilitate operations of the group. The President, or his delegate, shall have the authority to appoint the officers of a group and the power to remove them and to fill any vacancies. To the extent not inconsistent with these By-laws or a resolution of the Board of Directors of the Corporation, the officers of each group shall have such duties and authority with respect to the activities and affairs of the group as may be granted, from time to time, by the President of the Corporation, or his delegate.
     Contracts may not be entered into in the name of any group, but any officer of the group, where so authorized, may execute contracts and other documents in the name of the Corporation on behalf of the members of the group or any division of the Corporation that is a member of the group; provided, however, that in no case shall an officer of the group have authority to bind the Corporation except as to the normal and usual business and affairs of the group of which he or she is an officer; and provided further that a group officer may not execute contracts for any subsidiary who is a member of the group unless (i) he or she executes the same under a duly authorized power of attorney or (ii) he or she is also an officer of such subsidiary and executes the contract in such capacity.


                                Indemnification

     39. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil,

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criminal,  administrative  or  investigative  (hereinafter a  "proceeding"),  by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the
extent  that  such  amendment   permits  the   Corporation  to  provide  broader
indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall
indemnify  any  such  person  seeking   indemnification  in  connection  with  a
proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 39 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her

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capacity  as a  director  or  officer  (and not in any other  capacity  in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.
          (b) If a claim under Paragraph (a) of this Section 39 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of

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Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
          (c) The right to indemnification and the advancement and payment of expenses conferred in this Section 39 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.
          (d) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other
enterprise  against  any  expense,   liability  or  loss,  whether  or  not  the
Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
          (e) If this Section 39 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Section 39 that shall not have been invalidated and to the full extent permitted by applicable law.


Revised September 14, 1995,
to be effective as of October 1, 1995


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